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                                                                    EXHIBIT 16.1

                                October 31, 1997

Securities and Exchange Commission
Washington D.C. 20549

    We were previously the independent accountants for PC Quote, Inc., and on March 7, 1997, we reported on the financial statements of PC Quote, Inc. as of and for the two years ended December 31, 1996. On July 9, 1997, we declined to stand for reelection as independent accountants of PC Quote, Inc.

    We have read PC Quote, Inc.'s statements included under the heading "Change in Accountants" appearing in the Registration Statement on Form S-2 (Rights Offering), and we agree with such statements, except we are not in a position to agree or disagree with the Company's statements relating to actions taken at meetings of the Company's Board of Directors.

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                                /s/ MCGLADREY & PULLEN, LLP
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                                McGLADREY & PULLEN, LLP
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